                                                                   EXHIBIT 10.10



                           CAPITAL ACCUMULATION PLAN
                           -------------------------

                          OF H. F. AHMANSON & COMPANY
                          ---------------------------

                          (Effective January 1, 1995)

                               TABLE OF CONTENTS
                               -----------------

                                                                PAGE
                                                                ----

PREAMBLE                                                           1

ARTICLE I

     DEFINITIONS                                                   2

           1.1    Account                                          2
           1.2    Beneficiary                                      2
           1.3    Board                                            2
           1.4    CD Rate                                          2
           1.5    Committee                                        2
           1.6    Company                                          2
           1.7    Continuous Service                               2
           1.8    Deferral Commitment or Deferral Unit             3
           1.9    Deferral Period                                  3
           1.10   Disability                                       3
           1.11   Early Distribution                               3
           1.12   Early Retirement                                 3
           1.13   Effective Date                                   4
           1.14   Elective Deferred Compensation                   4
           1.15   Employer                                         4
           1.16   Financial Hardship                               4
           1.17   Griffin Investment Account                       4
           1.18   Griffin Investment Augmentation Account          4
           1.19   HFA Retirement Plan                              4
           1.20   Normal Retirement                                5
           1.21   Participant                                      5
           1.22   Participation Agreement                          5
           1.23   Plan                                             5
           1.24   Plan Year                                        5
           1.25   Subsidiary                                       5
           1.26   Termination of Employment                        5
           1.27   T-Note Rate                                      5
           1.28   Valuation Date                                   6

ARTICLE II

     COMMITTEE                                                     6

           2.1    Appointment of Committee                         6
           2.2    Duties of Committee                              6
           2.3    Determinations by Committee; Appointment

                                      (1)

                  of Agents; Settlement of Claims                  7
           2.4    Compensation and Expenses of the
                  Committee                                        8
           2.5    Resignation and Removal of Members               8
           2.6    Appointment of Successors                        8

                                      (2)

ARTICLE III

    PARTICIPATION AND DEFERRAL COMMITMENTS                         9

           3.1    Eligibility and Participation                    9
           3.2    Basic Form of Deferral; Minimum
                  Deferral                                         9
           3.3    Limitation on Deferral                          10
           3.4    Deferral Commitments Limited by
                  Termination of Employment                       10
           3.5    Modification of Deferral Commitments            10

ARTICLE IV

    DEFERRED COMPENSATION ACCOUNTS                                11

           4.1    Accounts                                        11
           4.2    Elective Deferred Compensation                  11
           4.3    Crediting Rate                                  11
           4.4    Determination of Accounts                       12
           4.5    Vesting of Accounts                             12
           4.6    Statement of Accounts                           13
           4.7    Pension Make-Up                                 13
           4.8    Griffin Investment Account Match                13

ARTICLE V

    PLAN BENEFITS                                                 14

           5.1    Plan Benefit                                    14
           5.2    Form of Retirement Benefit Payment              15
           5.3    Form of Benefit Payment Upon Termination
                  of Employment                                   17
           5.4    Survivor Benefits                               17
           5.5    Early Distributions                             18
           5.6    Hardship Distributions                          19
           5.7    Disability                                      20
           5.8    Valuation and Settlement                        20
           5.9    Change in Control and Lump Sum Payments         21
           5.10   Continuous Service                              26
           5.11   Distributions from General Assets               27
           5.12   Withholding and Payroll Taxes                   27
           5.13   Payment to Guardian                             27
           5.14   Small Benefit                                   28
           5.15   Protective Provisions                           28
           5.16   Notices and Elections                           28

                                      (3)

ARTICLE VI

    DESIGNATION OF BENEFICIARY                                    29

           6.1    Designation of Beneficiary                      29
           6.2    Failure to Designate Beneficiary                29

                                      (4)

ARTICLE VII

    POWERS                                                        30

           7.1    No Liability                                    30
           7.2    Advice of Counsel                               30
           7.3    Distributions of Participants' Interests
                  When Company is Unable to Locate
                  Distributees                                    31

ARTICLE VIII

    MAINTENANCE OF ACCOUNTS                                       31

ARTICLE IX

    AMENDMENT AND TERMINATION OF THE PLAN                         32

           9.1    Amendment                                       32
           9.2    Company's Right to Terminate                    33

ARTICLE X

    SPENDTHRIFT PROVISIONS                                        33

ARTICLE XI

    MISCELLANEOUS                                                 34

           11.1   Right of Employers to Dismiss Employees;
                  Obligations                                     34
           11.2   Title to and Ownership of Assets Held
                  for Accounts                                    35
           11.3   Nature of Liability to Participants             35
           11.4   Benefits to be Provided Solely by the
                  Company - Subsidiaries not Liable
                  Therefor                                        35
           11.5   Text to Control                                 35
           11.6   Law Governing and Severability                  35
           11.7   Resolution                                      36
           11.8   Name                                            36
           11.9   Gender                                          36
           11.10  Ineligible Participant                          36

                                      (5)

                           CAPITAL ACCUMULATION PLAN
                           -------------------------
                          OF H. F. AHMANSON & COMPANY
                          ---------------------------
                       (Effective as of January 1, 1995)

                                    PREAMBLE
                                    --------

         The purpose of this Capital Accumulation Plan (the "Plan") is to provide opportunities for a select group of management or highly compensated employees of H. F. Ahmanson & Company (the "Company") and its Subsidiaries to accumulate supplemental funds for retirement, special needs prior to retirement or death. The Plan will be, as of January 1, 1995, and will apply to all deferral elections made after September 30, 1994.

         The Company hereby declares that its intention is to create an unfunded Plan primarily for the purpose of providing a select group of management or highly compensated employees of the Company and of its affiliated organizations with deferred compensation in accordance with their individual elections. It is also the intention of the Company that the Plan be an "employee pension benefit plan" as defined in Section 3(2) of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and that the Plan be the type of plan described in

Sections 201(2), 301(3) and 401(a)(1) of Title I of ERISA. The Company is the "named fiduciary" of the Plan for purposes of Section 402(a)(2) of ERISA.


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

 .1             Account.  "Account" means the device used by the Company to
               -------
measure and determine the amounts to be paid to a Participant under the Plan for each Deferral Unit. Separate Accounts will be established for amounts deferred by a Participant under separate Deferral Units.

 .2             Beneficiary.  "Beneficiary" means the person who under this Plan
               -----------
becomes entitled to receive a Participant's interest in the event of his death.

 .3             Board.  "Board" means the Board of Directors of the Company or
               -----
any committee thereof acting within the scope of its authority.

 .4             CD Rate.  "CD Rate" means for each Plan Year the interest rate
               -------
paid by Home Savings of America, FSB on a one year

Non-Marketable Certificate of Deposit as of January 1 of such Plan Year.

 .5             Committee.  "Committee" means the committee appointed to
               ---------
administer the Plan pursuant to Article II.

 .6             Company.  "Company" means H. F. Ahmanson & Company, a Delaware
               -------
corporation, and any successor in interest.

 .7             Continuous Service.  "Continuous Service" means the period of
               ------------------
continuous employment of a Participant by an Employer determined in accordance with Section 5.10.

 .8             Deferral Commitment or Deferral Unit.  "Deferral Commitment" or
               ------------------------------------
"Deferral Unit" means a deferral commitment made by a Participant to establish a deferral unit pursuant to Article III for which a Participation Agreement has been submitted by the Participant to the Committee.

 .9             Deferral Period.  "Deferral Period" means the period over which a
               ---------------
Participant elects to defer base salary or bonuses, as the Committee may permit in its discretion. A Deferral Period may be one or more calendar years and will continue indefinitely from year to year until a Participant elects to terminate the Deferral Period or commence a new Deferral Period. A new Deferral Period may start each January 1.

 .10            Disability.  "Disability" means total and permanent incapacity of
               ----------
a Participant to perform the usual duties of his employment with his Employer as determined by his Employer based upon competent medical evidence. If a Participant makes application for disability benefits under the Social Security Act, as now in effect or as hereafter amended, and qualifies for such benefits, he shall be presumed to be totally disabled, subject to the Employer's determination that the disability is such that it may be regarded as total and permanent in nature.

 .11            Early Distribution.  "Early Distribution" means a distribution
               ------------------
prior to Termination of Employment pursuant to Section 5.5.

 .12            Early Retirement.  "Early Retirement" means Termination of
               ----------------
Employment of a Participant, other than by reason of Normal Retirement or death, on or after the date on which the Participant has either (i) attained age fifty-five (55) and completed at least fifteen (15) years of Continuous Service or
(ii) attained age fifty (50) and completed at least twenty-five (25) years of Continuous Service.

 .13            Effective Date.  "Effective Date" means January 1, 1995.
               --------------

 .14            Elective Deferred Compensation.  "Elective Deferred Compensation"
               ------------------------------
means the amount of compensation that a Participant elects to defer pursuant to a Deferral Commitment.

 .15            Employer.  "Employer" means the Company or one of its
               --------
Subsidiaries.

 .16            Financial Hardship.  "Financial Hardship" means an immediate and
               ------------------
heavy financial need of the Participant, determined by the Committee on the basis of written information supplied by the Participant in accordance with such standards as are, from time to time, established by the Committee.

 .17            Griffin Investment Account.  "Griffin Investment Account" means
               --------------------------
the Griffin Investment Account of H. F. Ahmanson & Company, as presently constituted and as amended from time to time.

 .18            Griffin Investment Augmentation Account.  "Griffin Investment
               ---------------------------------------
Augmentation Account" means an account established pursuant to Section 4.8 to enable a Participant to receive Company matching contributions which are lost under the Griffin Investment Account as a result of deferrals under this Plan.

 .19            HFA Retirement Plan.  "HFA Retirement Plan" means the H. F.
               -------------------
Ahmanson & Company Retirement Plan, as presently constituted and as amended from time to time.

 .20            Normal Retirement.  "Normal Retirement" means Termination of
               -----------------
Employment of a Participant, other than by reason of death, on or after the date on which the Participant has attained age sixty-five (65).

 .21            Participant.  "Participant" means any individual who is
               -----------
participating in this Plan as provided in Article III.

 .22            Participation Agreement.  "Participation Agreement" means the
               -----------------------
agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to one or more Deferral Commitments made for such Deferral Period.

 .23            Plan.  "Plan" means this "Capital Accumulation Plan" as set forth
               ----
in this document and as the same may be amended, administered or interpreted from time to time.

 .24            Plan Year.  "Plan Year" means each calendar year beginning on
               ---------
January 1 and ending on December 31.

 .25            Subsidiary.  "Subsidiary" means a corporation the majority of the
               ----------
outstanding voting stock of which is owned, directly or indirectly, by the Company.

 .26            Termination of Employment.  "Termination of Employment" means
               -------------------------
termination of a Participant's employment with all Employers.

 .27            T-Note Rate.  "T-Note Rate" means for each Plan Year the interest
               -----------
rate which is equivalent to an effective annual yield equal to the 120 month rolling average rate of ten-year United States Treasury Notes as of the June 30 preceding the applicable Plan Year. This rate will be determined once each year by an outside source selected by the Company.

 .28            Valuation Date.  "Valuation Date" means the last day of each
               --------------
month, or such other dates as the Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

                                  ARTICLE II

                                   COMMITTEE
                                   ---------

21        Appointment of Committee.  The Committee shall consist of three (3)
          ------------------------
members who shall be appointed by the Board. Each member shall serve as such a member until resignation, death or removal by the Board. If at any time the Committee shall not be in existence, or shall be unable or refuse to make a determination necessary or convenient to the administration of this Plan, the Board shall appoint a new member or members to the Committee.

22        Duties of Committee.  The Committee shall be charged with the
          -------------------
administration of this Plan and shall decide all questions arising in the administration, interpretation and application of the Plan, including all questions of distributions, except as such may be expressly reserved hereunder to the Board. The decision of the Committee shall be conclusive and binding on all parties, providing that the Committee has acted in good faith and in accordance with the provisions of this Plan.

         The Committee shall, from time to time, direct the Treasurer of the Company concerning the payments to be made hereunder to the Participants pursuant to this Plan and shall have such other powers respecting administration of the Plan as may be conferred upon it hereunder or as may be delegated to it from time to time by the Board.

         If any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Board shall appoint a temporary member of the Committee in order to create an odd number of voting members.

23             Determinations by Committee; Appointment of Agents; Settlement of
               -----------------------------------------------------------------
Claims.
------
          (a) The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate, excepting only that all matters involving interpretation of the Plan shall be determined by the Committee, and settlement of claims shall be determined by the Committee in accordance with the provisions of subsection (b) hereof.

          (b) Section 503 of Title I of ERISA requires that there be established with respect to the Plan claims procedures which are in accordance with regulations that may be promulgated under said section by the Secretary of Labor. The Committee shall establish and maintain procedures pertaining to claims by Participants and their Beneficiaries for benefits under the Plan, which shall be in compliance with the requirements of said Section 503.

          (c) Except as hereinbefore provided, any determination by a majority of the Committee at a meeting thereof, whether in person or by telephone, or without a meeting by a resolution or memorandum signed by all the members, shall be final and conclusive on the Company, on all Participants and

Beneficiaries claiming any right hereunder, and on all third parties dealing with the Company.

21             Compensation and Expenses of the Committee.  The compensation of
               ------------------------------------------
the members of the Committee, officers, agents, counsel or other persons retained or employed by the Committee for services rendered in connection with the Plan shall be fixed by the Committee, subject to the approval of the Board, and shall be paid by the Company.

22             Resignation and Removal of Members.  Any member of the Committee
               ----------------------------------
may resign at any time by giving written notice to the other members and to the Company, effective as therein stated, or otherwise upon receipt. Any member or members of the Committee may, at any time, be removed by the Board.

23             Appointment of Successors.  Upon death, resignation, termination
               -------------------------
or removal of any member of the Committee, the Board shall appoint a successor.

                                  ARTICLE III

                    PARTICIPATION AND DEFERRAL COMMITMENTS
                    --------------------------------------

         3.1   Eligibility and Participation.
               -----------------------------
               (a) Eligibility.  Eligibility to make a Deferral Commitment shall
                   -----------
be limited to employees of any Employer who receive an annual base salary of at least $70,000 or such larger amount as the Committee may determine from time to time and who will have completed one year of Continuous Service prior to commencement of the Deferral Period, unless waived by the Committee in its discretion.

               (b) Participation.  An eligible individual may elect to
                   -------------
participate in the Plan by submitting a Participation Agreement to the Committee prior to such date preceding the Deferral Period as the Committee may determine. A Participation Agreement will continue in effect indefinitely from year to year until a Participant elects to terminate the Participation Agreement or enter into a new Participation Agreement. Except as provided in Section 3.5 or as the Committee may otherwise determine, any election to terminate a Participation Agreement or enter into a new Participation Agreement will take effect on January 1 after such election is received by the Committee.

         3.2   Basic Forms of Deferral; Minimum Deferral.  A Participant may
               -----------------------------------------
elect in a Participation Agreement to establish any or all of the following Deferral Units:

               (a) Salary Deferral Unit.  A Participant may elect to defer a
                   --------------------
portion of base salary for the Deferral Period. The amount to be deferred shall be stated as an even percentage of base salary.

               (b) Bonus Deferral Unit.  A Participant may elect to defer bonus
                   -------------------
amounts (including Loan Department production bonuses) to be paid by the Employer in the Deferral Period. The amount to be deferred shall be stated as an even percentage of such bonus, or as an even percentage in excess of a stated base amount of bonus.

               (c) Special Deferral Unit.  A Participant may elect any special
                   ---------------------
Deferral Commitment which is authorized by the Committee in its discretion.

               (d) Minimum Deferral.  The minimum deferral under the Plan shall
                   ----------------
be $2,000 per year or such other amount as the Committee may determine from time to time in its discretion.

         3.3   Limitation on Deferral.  Except as otherwise permitted for
               ----------------------
special Deferral Units, a Participant shall not defer for any Plan Year, in the aggregate for all Deferral Units, more than the following percentages of compensation otherwise payable:

               (a) Twenty-five percent (25%) of the Participant's base salary.

               (b) One hundred percent (100%) of the Participant's bonus.

         3.4   Deferral Commitments Limited by Termination of Employment.  A
               ---------------------------------------------------------
Participant's Deferral Commitments shall terminate upon the Participant's Termination of Employment.

         3.5   Modification of Deferral Commitments.  Deferral Commitments shall
               ------------------------------------
be irrevocable except as follows:
               (a) Financial Hardship.  The Committee may permit a Participant
                   ------------------
to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.

                                   ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

         4.1   Accounts.  For record-keeping purposes only, Accounts shall be
               --------
maintained for each Participant. Separate Accounts shall be maintained for each Deferral Unit of a Participant.

         4.2   Elective Deferred Compensation.  A Participant's Elective
               ------------------------------
Deferred Compensation shall be credited to the Participant's Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Commitment. Any withholding of taxes or other amounts with respect to deferred compensation that is required by federal, state or local law shall be withheld from the Participant's non-deferred compensation to the maximum extent possible with any excess being withheld from the Participant's Deferral Commitment or Account.

         4.3   Crediting Rate.  The Accounts shall be credited monthly with
               --------------
interest based on the rates specified below, compounded annually. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account.

               (a) Interest Rate During Participant's Lifetime.  During a
                   -------------------------------------------
Participant's lifetime, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the T-Note Rate which is applicable for that Plan Year.

               (b) Interest Rate After Participant's Death. Following a
                   ---------------------------------------
Participant's death, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the CD Rate which is applicable for that Plan Year.

         4.4   Determination of Accounts.  A Participant's Account as of each
               -------------------------
Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Elective Deferred Compensation and interest credited to such Account and minus any distributions made from such Account since the immediately preceding Valuation Date.

         4.5   Vesting of Accounts.  Each Participant shall be one hundred
               -------------------
percent (100%) vested at all times in the amounts credited to such Participant's Accounts.

         4.6   Statement of Accounts.  The Company shall submit to each
               ---------------------
Participant quarterly statements setting forth the balance to the credit of the Accounts maintained for the Participant.

         4.7   Pension Make-Up.  If a Participant receives benefits under the
               ---------------
HFA Retirement Plan, a supplemental pension benefit shall be paid under this Plan as follows:

               (a) The supplemental pension benefit shall be the amount, if any, by which the benefit payable from the HFA Retirement Plan will be reduced from the benefit that would have been payable if the Participant had not deferred amounts under this Plan, except to the extent the reduction is made up by the Company's Supplemental Executive Retirement Plan or any other non-qualified defined benefit retirement plan or arrangement of the Employer.

               (b) The Company shall pay the supplemental pension benefit to the Participant in a lump sum upon the Participant's Termination of Employment or, if the lump sum amount is more than $50,000, when the Participant's benefit commences under the HFA Retirement Plan ("Commencement Date"). The lump sum amount shall be calculated using the actuarial equivalence factors in the HFA Retirement Plan applicable to benefits accruing thereunder at the Commencement Date, or the factors in effect at the time of the HFA Retirement Plan's termination if such termination occurs prior to the Commencement Date.

         4.8   Griffin Investment Account Match.  For each Plan Year in a
               --------------------------------
Deferral Period, the Company shall credit to the Griffin Investment Augmentation Account of any Participant an amount equal to the amount by which the contribution that would otherwise have been made by the Company to the Griffin Investment Account for such Participant for the Plan Year is reduced by reason of the reduction in the Participant's compensation for the Plan Year due to deferrals under this Plan. The Company's contribution shall be credited to the Griffin Investment Augmentation Account following the end of each Plan Year. A Participant's interest in any credit to his Griffin Investment Augmentation Account and earnings thereon shall vest at the same rate and at the same time as would have been the case had such contribution been made to the Griffin Investment Account. Interest will be credited on a Griffin Investment Augmentation

Account at the same rate as other Accounts in accordance with Section 4.3 at such times and in such manner as the Committee may determine.

         Upon Normal or Early Retirement, Disability, death or other Termination of Employment, the Company shall pay to the Participant (or his Beneficiary in the event of the Participant's death) an amount equal to the value of the Participant's vested balance in his Griffin Investment Augmentation Account in one lump sum payment.

         Participants who in any Plan Year are not entitled to receive a Company matching contribution in the Griffin Investment Account, either because they are eligible to participate in the Company's Contingent Deferred Compensation Plan or for any other reason, will not be entitled to receive a Company contribution under this Plan to a Griffin Investment Augmentation Account for such Plan Year.

                                   ARTICLE V

                                 PLAN BENEFITS
                                 -------------
         5.1   Plan Benefit.  If a Participant has a Termination of Employment
               ------------
for any reason including Disability or death, the Company shall pay a Plan benefit for each Deferral Unit equal to the Participant's Account for the Deferral Unit, as determined below:

               (a) Upon Retirement, Disability, Death or After Change in
                   -----------------------------------------------------
Control.  Unpaid balances of Accounts of Participants who have a Termination of
-------
Employment upon Normal or Early Retirement, Disability, death, or at any time after a Change in Control shall be credited retroactively with one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year.

               (b) Upon Termination of Employment Before Retirement, Disability
                   ------------------------------------------------------------
or Death Prior to a Change in Control. Unpaid balances of Accounts of
-------------------------------------
Participants who have a Termination of Employment prior to a Change in Control before Normal or Early Retirement for reasons other than Disability or death shall be credited retroactively with a percentage of the T-Note Rate based on the Participant's completed years of Continuous Service from his date of hire, including years of

Continuous Service before the Effective Date of this Plan, as follows:

               Completed Years of
               Continuous Service        % of T-Note Rate
               -----------------------   -----------------
               Less than Five Years             100%
               Five years or more               125%

               (c) Duration.  The interest rates provided under paragraphs (a)
                   --------
and (b) above shall be payable until the Participant's Accounts are distributed in full except in the event of the Participant's death. After the Participant's death interest shall be credited at the CD Rate pursuant to Section 4.3(b).

         5.2   Form of Retirement Benefit Payment. Retirement benefits payable
               ----------------------------------
following Normal or Early Retirement will be paid in accordance with the form of retirement benefit elected by the Participant for each Deferral Unit on an election form prescribed by the Committee for designation of form of payment. A Participant may change this election by filing a new election at any time which is more than 12 months preceding Normal or Early Retirement. Retirement benefits for a Deferral Unit will be paid in accordance with the most recent timely election made for that Deferral Unit. Any election which is not timely made will be void. Thereafter, a Participant's election will be irrevocable, except that a Participant who has elected payments in installments may request in writing payment in a lump sum, at any time after Normal or Early Retirement, of the amount of his Account for any Deferral Unit which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.

         The available forms of payment after Normal or Early Retirement are as follows:
               (a) Lump Sum. A lump sum payment after Normal or Early
                   --------
Retirement.
               (b) Installment Payments.  Monthly installment payments in
                   --------------------
substantially equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments. If no election is made, retirement benefits will be paid in monthly installments over 180 months.

               (c) Deferred Payments.  A Participant may elect, in the election
                   -----------------
form for designation of form of payment for any Deferral Unit, to have the lump sum or installment payments which are payable following Normal or Early Retirement commence subsequent to Normal or Early Retirement in January of the year following Normal or Early Retirement or when the Participant attains age 55, 60, 65 or 70.

         5.3   Form of Benefit Payment Upon Termination of Employment.
               ------------------------------------------------------
Termination benefits payable upon a Participant's Termination of Employment before Normal or Early Retirement for reasons other than Disability or death shall be paid in a lump sum following Termination of Employment.

         5.4   Survivor Benefits.
               -----------------

               (a) Amount of Survivor Benefit.  The amount payable as a survivor
                   --------------------------
benefit for a Deferral Unit shall be equal to the remaining unpaid balance of the Participant's Account, if any, for the Deferral Unit. If the Participant dies during employment with an Employer, the amount payable with respect to the unpaid balances of each of the Participant's Accounts shall be determined by retroactively crediting interest at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year through the date of the Participant's death. After the Participant's death interest shall be credited at the CD Rate for each Plan Year pursuant to Section 4.3(b).

               (b) Form of Survivor Benefit.  If the Participant dies before
                   ------------------------
commencement of distributions of the Participant's Account with respect to a Deferral Unit, the Participant's Account balance for the Deferral Unit shall be paid in the form and over the period elected by the Participant for payment of the survivor benefit for such Deferral Unit. However, the Participant may modify the form of payment of survivor benefits in a written form filed with the Committee at any time prior to the Participant's death. If no election is made, survivor benefits will be paid in a lump sum. Survivor benefit payments shall commence following the Participant's death.

               If the Participant dies after commencement of distributions of the Participant's Account with respect to a Deferral Unit, the Participant's remaining Account balance, if any, for the Deferral Unit shall be paid by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived.

               Notwithstanding the foregoing, the survivor benefit will be paid in a lump sum if the aggregate Account balance for all of the Participant's Accounts is less than $50,000.

         5.5   Early Distributions.  A Participant may elect to receive an early
               -------------------
distribution from his Account for a Deferral Unit prior to Termination of Employment ("Early Distribution") subject to the following restrictions:

               (a) Timing of Election.  The election to take an Early
                   ------------------
Distribution from an Account for a Deferral Unit must be made at the same time the Participant elects the form of payment for the Deferral Unit.

               (b) Amount of Withdrawal.  The amount which a Participant can
                   --------------------
elect to receive as an Early Distribution with respect to an Account for a Deferral Unit may be a fixed dollar amount or any percent up to one hundred percent (100%) of the Participant's Account balance for the Deferral Unit. If a fixed dollar amount is elected, and this amount exceeds the Account balance when an Early Distribution is to be made, only the Account balance will be paid.

               (c) Timing and Form of Early Distribution.  The Early
                   -------------------------------------
Distribution shall be paid in a single lump sum at the time elected by the Participant in the election form in which the Early Distribution option is elected. In no event shall an Early Distribution for a Deferral Unit be made prior to seven years following the start of the Deferral Period for the Deferral Unit.

               Amounts paid to a Participant pursuant to this Section 5.5 shall be treated as distributions from the Participant's Account.

               If a Participant has a Termination of Employment prior to the Early Distribution date which the Participant has elected for a Deferral Unit, his Account balance for the Deferral Unit will be paid in a lump sum upon Termination of Employment; provided, however, if Termination of Employment is due to Normal or Early Retirement, his Account balance for the Deferral Unit will be paid in accordance with the form of retirement benefit payment which the Participant has elected for the Deferral Unit, if any, or otherwise in a lump sum upon Normal or Early Retirement.

         5.6   Hardship Distributions.  Upon a finding that a Participant or
               ----------------------
Beneficiary has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from an Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship. Applications for hardship distributions and determinations thereon by the Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship.

         5.7   Disability.  If a Participant suffers a Disability, the
               ----------
Participant's Deferral Commitments will cease except for any bonuses which may be payable thereafter. The Participant's Account for each Deferral Unit will be distributed in accordance with the method which the Participant had elected for payment of retirement benefits with respect to such Deferral Unit if the Participant is eligible for Early or Normal Retirement, or otherwise will be distributed in a lump sum to the Participant upon his Termination of Employment due to his Disability. Notwithstanding the foregoing, such distribution may be delayed if the Committee determines that such distribution would result in a reduction of any disability benefits payable to the Participant under disability plans sponsored by the Employer. The Committee shall make appropriate adjustments on account of any delayed payments to ensure that the Participant receives payments which are actuarially equivalent to the payments which were otherwise due to him under this Plan.

         5.8   Valuation and Settlement.  The date on which a lump sum is paid
               ------------------------
or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date for a Deferral Unit shall be no more than thirty
(30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Normal or Early Retirement, other Termination of Employment or death, unless the Participant elects to defer commencement of payments following Normal or Early Retirement to a later date in the election form for designation of form of payment for the Deferral Unit. The

Settlement Date for an Early Distribution or delayed payments following Normal or Early Retirement shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment for the Deferral Unit. The amount of a lump sum payment and the initial amount of installment payments for a Deferral Unit shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

         5.9   Change in Control and Lump Sum Payments.
               ---------------------------------------

               (a) Subject to the provisions of Section 5.9(b) hereof, upon dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, the interests of all then remaining Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

               (b) Notwithstanding any other provisions of the Plan, at any time before or after a Change in Control a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of the balance of his Account(s) for any Deferral Unit(s), reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or five percent (5%) after a Change in Control of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply in the event of (i) a determination by the Committee based on advice of counsel or (ii) a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year, compounded annually. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. Whenever a Participant receives a lump sum payment under this Section 5.9(b) or Section 9.1, the Participant must cease all deferrals under this Plan effective as of the date of the lump sum payment and may not resume or make any new deferrals under this Plan until the next Plan Year beginning after 12 months following receipt of the lump sum payment.

               (c)  A "Change in Control" shall occur:

                    (i) When any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the Securities Exchange Act of 1934) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company; or

                    (ii) When during any period of thirty-six (36) consecutive months (whether commencing before or after the Effective Date of this Plan), individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                    (iii) Upon the effective date of any merger, consolidation, combination, reorganization, sale, lease or exchange, or issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is referred to in paragraph (b) of Article TWELFTH of the Company's Restated Certificate of Incorporation as in effect on the Effective Date, and notwithstanding any repeal, amendment or other modification of said Article TWELFTH that may hereafter be made (hereinafter called a "Transaction"), or the approval by the stockholders of the Company (or if such stockholder approval is not required, the approval by the Board) of a Transaction; provided, however, that the term "Transaction" shall not include any transaction described in either proviso set forth at the end of said paragraph (b); and provided further that the last paragraph of said Article TWELFTH is hereby incorporated herein by this reference; or

                    (iv) Upon the effective date of the approval by the stockholders of the Company of any plan or proposal for the Company to be Acquired (as defined below) or for the liquidation or dissolution of the Company; or

                    (v) When, after a Subsidiary Employer which employs the Participant is acquired (as defined in Section 5.9(d) hereof), the Participant ceases to be employed (as defined in Section 5.9(e) hereof) on a full-time basis by any Employer in connection with or as a result of such acquisition; provided that a Change in Control shall occur only for such Participant under this subsection (v).

               (d) For purposes of this Section 5.9, the Company shall be considered to be "Acquired" only if the owners of its voting securities immediately prior to the effective date of any transaction referred to in
Section 5.9(a) above will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets. For purposes of this Section 5.9, a Subsidiary shall be considered to be "acquired" as of the effective date of any sale, reorganization, merger, consolidation, liquidation or similar transaction involving the

Company or such Subsidiary, if as a substantial element of such transaction (x) all or substantially all the business of such Subsidiary will be terminated or transferred out of such Subsidiary or (y)(i) the Company will cease to own, directly or indirectly, or (ii) the owners of the Company's voting securities immediately prior to the commencement of such transaction will cease to own, directly or indirectly, as a result of having owned such securities, securities representing a majority of the combined voting power of the then outstanding securities of such Subsidiary or the entity that then owns, directly or indirectly, such Subsidiary or all or substantially all its operating assets.

               (e) For purposes of this Section 5.9, a Participant shall not be considered to "cease to be employed" in connection with or as a result of a Change of Control under subsection (v) of Section 5.9(c) if (i) he voluntarily terminates his employment without the consent of the Company or its Subsidiary that employs him, (ii) in the judgment of the Committee, his employment is terminated for misconduct (including but not limited to dishonesty, fraud or disclosure of confidential information), or (iii) he refuses to sign and deliver a general or special release, in form and substance satisfactory to the Company, releasing the Company, the Subsidiaries and such other persons as shall be described in such release, from any and all claims, liabilities, demands and causes of action referred to in such release.

               (f) Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan:

                    (i) For a period of twenty-four (24) months following a Change in Control; or

                    (ii) At any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or has a Termination of Employment for any reason at any time during the period of twenty-four (24) months following the Change in Control.

         5.10  Continuous Service.  Continuity of service shall be determined in
               ------------------
accordance with the following rules:

               (a) A leave of absence not in excess of one year, granted by a Participant's Employer for any purpose, including but not limited to, sickness, accident or other casualty, shall not be considered a break in continuity of service.
               (b) Any Participant who has entered, or enters, the Armed Forces of the United States in a period of national emergency, declared by the President or Congress of the United

States, shall be presumed to be on a leave of absence, provided he returns to the employ of his Employer within ninety (90) days of the date on which he shall have the right to release from such service, or from the hospital in event of service caused disability without intervening employment elsewhere.

               (c) A Participant who transfers his employment from one Employer to any other Employer is not deemed to have caused a break in continuity of service. Any other dismissal or voluntary Termination of Employment shall be deemed a break in continuity of service.

               (d) Absence from work or interruption of employment not covered by the foregoing provisions of this Section shall be determined by the employing Employer to be, or not to be, a break in continuity of service at the time of return to work or re-employment.

         5.11  Distributions from General Assets.  The Company shall make any or
               ---------------------------------
all distributions pursuant to this Plan in cash out of its general assets.

         5.12  Withholding and Payroll Taxes.  The Company shall withhold from
               -----------------------------
payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

         5.13  Payment to Guardian.  If a benefit is payable to a minor or a
               -------------------
person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

         5.14  Small Benefit.  Notwithstanding any election made by the
               -------------
Participant, the Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than either (i) $5,000 for any individual Account or (ii) $50,000 in the aggregate for all Accounts which are payable to the Participant or any Beneficiary.

         5.15  Protective Provisions.  Each Participant shall cooperate with the
               ---------------------
Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, provided that, in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

         5.16  Notices and Elections.  Any notice or election required or
               ---------------------
permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Corporate Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                                   ARTICLE VI

                           DESIGNATION OF BENEFICIARY
                           --------------------------

         6.1   Designation of Beneficiary.  Each Participant shall have the
               --------------------------
right to designate a Beneficiary or Beneficiaries to receive his interest in each of his Accounts upon his death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

         6.2   Failure to Designate Beneficiary.  If a Participant shall fail to
               --------------------------------
designate a Beneficiary before his demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance in each of his Accounts in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of said death was given to the Committee within sixty (60) days after his death, and if his Account balances do not exceed Ten Thousand Dollars ($10,000), the Committee may direct the Company to pay his Account balances to such person or persons as the Committee determines may be entitled thereto, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary.

                                  ARTICLE VII

                                    POWERS
                                    ------

         7.1   No Liability.  The Committee and its members, the Board and its
               ------------
members, the Employers and their officers, employees and agents, and any persons to whom any power or duty is delegated in connection with this Plan shall have no liability for any action or failure to act, except for their own gross negligence or willful misconduct, and no bond or other security shall be required of any such person.

         7.2   Advice of Counsel.  The Committee may consult with legal counsel,
               -----------------
who may be counsel for the Employers, or any of them, or otherwise, with respect to the meaning or construction of this Plan, or the Company's or the Committee's obligation or duties hereunder, and shall be fully protected from any responsibility with respect to any action taken or omitted by the

Committee in good faith pursuant to the advice of such legal counsel.

         7.3   Distribution of Participants' Interests When Company is Unable to
               -----------------------------------------------------------------
Locate Distributees.  In case the Company is unable within three (3) years after
-------------------
payment is due to a Participant, or within three (3) years after payment is due to the Beneficiary or estate of a deceased Participant, to make such payment to him or his Beneficiary, executor or administrator because it cannot ascertain his whereabouts or the identity or whereabouts of his Beneficiary, executor or administrator by mailing to the last known address shown on the Employer's or the Company's records, and neither he, his Beneficiary, nor his executor or administrator has made written claim therefor before the expiration of the aforesaid time limit, then in such case, the amount due shall be forfeited to the Company.

                                  ARTICLE VIII

                            MAINTENANCE OF ACCOUNTS
                            -----------------------

         The Company shall keep, or cause to be kept, all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan, and properly to reflect the affairs thereof, and to determine the nature and amount of the interests of the respective Participants in each Account.

         The Company is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Separate accounts or records for the respective Participants' interests shall be maintained for operational and accounting purposes, but no such account or record shall be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.

                                  ARTICLE IX

                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

         9.1   Amendment.  The Board may at any time amend the Plan in whole or
               ---------
in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such a reduction and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or
(ii) receive an immediate lump sum payment of the balance of his Account(s) for any Deferral Unit(s), reduced by a penalty, which shall be forfeited to the Company, equal to five percent (5%) of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the five percent (5%) penalty shall not apply if it would not have applied under Section 5.9(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate.

         9.2   Company's Right to Terminate.  The Board may at any time
               ----------------------------
partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Company.

               (a) Partial Termination.  The Board may partially terminate the
                   -------------------
Plan by instructing the Committee not to accept any additional or ongoing Deferral Commitments. In the event of such a partial termination, the Plan shall continue to operate on the same terms and conditions and, unless the Board instructs the Committee not to accept ongoing Deferral Commitments, shall be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

               (b) Complete Termination.  The Board may completely terminate the
                   --------------------
Plan. In the event of complete termination, the Plan shall cease to operate, and the Company shall pay out to each Participant (or the Beneficiary of a deceased Participant) his Accounts in one lump sum payment as soon as practicable.

                                   ARTICLE X

                             SPENDTHRIFT PROVISIONS
                             ----------------------

         The Company shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Company, upon direction of the Committee, may make such payments to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge to the Company for any such payments.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

         11.1  Right of Employers to Dismiss Employees; Obligations.  Neither
               ----------------------------------------------------
the action of the Company and the Employers in establishing this Plan, nor any provisions of this Plan, shall be construed as giving any employee the right to be retained in his Employer's employ, or any right to any payment whatsoever except to the extent of the benefits provided for by this Plan. The Employers expressly reserve their right at any time to dismiss any employee without any liability for any claim against the Employers, or any of them, for any payment whatsoever except to the extent provided for in this Plan. The Employers, or any of them, have no obligation to create any other or subsequent deferred compensation plan for any employees.

         11.2  Title to and Ownership of Assets Held for Accounts.  Title to and
               --------------------------------------------------
ownership of all assets held for any Accounts shall be vested in the Company and shall constitute general assets of the Company.

         11.3  Nature of Liability to Participants.  Any and all payments
               -----------------------------------
required to be made by the Company to Participants in the Plan shall be general and unsecured liabilities of the Company.

         11.4  Benefits to be Provided Solely by the Company - Subsidiaries not
               ----------------------------------------------------------------
Liable Therefor.  All benefits payable under this Plan shall be paid or provided
---------------
for solely by the Company, and the Subsidiaries assume no liability or responsibility therefor. The Employers shall incur no liability to any of the Participants or their Beneficiaries or successors, or otherwise, for anything done or omitted by the Company, or the Committee, or for any loss in the Accounts.

         11.5  Text to Control.  The headings of the Articles and Sections are
               ---------------
included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

         11.6  Law Governing and Severability.  This Plan shall be construed,
               ------------------------------
regulated and administered under the laws of the State of Delaware.

         If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

         11.7  Resolution.  This Plan was adopted pursuant to a resolution duly
               ----------
adopted by the Board at a meeting of the Board called in conformity with the Company's By-Laws.

         11.8  Name.  This Plan may be referred to as the "Capital Accumulation
               ----
Plan of H. F. Ahmanson & Company."

         11.9  Gender.  The masculine gender shall include the feminine, and the
               ------
singular shall include the plural.

         11.10 Ineligible Participant.  Notwithstanding any other provisions of
               ----------------------
this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or Regulations thereunder, such Participant will not be eligible to participate in this Plan and shall receive an immediate lump sum payment equal to the vested portion of the amounts standing credited to his Accounts. Upon such payment no survivor benefit or other benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of this 6th day of December, 1994, effective as of October 1, 1994.

                                 H. F. AHMANSON & COMPANY



                                 By /s/ Kevin M. Twomey
                                    --------------------------------
                                     Title: Executive Vice President